EXHIBIT 32.1

CERTIFICATIONS PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

(18 U.S.C. SECTION 1350)

In connection with the annual report of BOTS, Inc. (the "Company") on Form 10-K for the period ending April 30, 2021, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Oleksandr Gordieiev, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 15, 2021	By:	/s/ Oleksandr Gordieiev
Oleksandr Gorideiev,
Chief Executive Officer
(Principal Executive Officer)